Exhibit 16
POWER OF ATTORNEY
      Each person whose signature appears below hereby constitutes and appoints Peter V. Bonanno and James A. McNamara, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable Goldman Sachs Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of the Trust’s Registration Statement on Form N-14 (the “Registration Statement”), with respect to Goldman Sachs Rising Dividend Growth Fund, a series of the Trust, and any and all amendments (including post-effective amendments) to the Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, any and all such amendments to the Registration Statement filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.
     All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
     As to each of the undersigned, this Power of Attorney shall be valid from the date hereof until revoked by such individual.
     WITNESS our hands on the date(s) set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/s/ James A. McNamara James A. McNamara	President (Chief Executive Officer) and Trustee	September 27, 2011

/s/ George F. Travers George F. Travers	Principal Financial Officer and Senior Vice President	September 27, 2011

/s/ Ashok N. Bakhru Ashok N. Bakhru	Chairman and Trustee	September 27, 2011

/s/ Donald C. Burke Donald C. Burke	Trustee	September 27, 2011

/s/ John P. Coblentz, Jr. John P. Coblentz, Jr.	Trustee	September 27, 2011

/s/ Diana M. Daniels Diana M. Daniels	Trustee	September 27, 2011

/s/ Joseph P. LoRusso Joseph P. LoRusso	Trustee	September 27, 2011

/s/ Jessica Palmer Jessica Palmer	Trustee	September 27, 2011

/s/ Alan A. Shuch Alan A. Shuch	Trustee	September 27, 2011

/s/ Richard P. Strubel Richard P. Strubel	Trustee	September 27, 2011